EXHIBIT 22


                             SUBSIDIARIES OF THE REGISTRANT



                                                               Percentage
                                                               of voting
                                                               securities
                                 Incorporated                   owned by
                                   under the                    immediate
Name                               laws of       Parent          parent
----------------------------     ------------    -------------  ---------

CompuDyne Corporation *            Nevada        Registrant
SYSCO Security Systems, Inc. *     Nevada        CompuDyne Corp.   100%
CompuDyne Corp. of Maryland *      Maryland      CompuDyne Corp.   100%
Quanta Systems Corporation *       Connecticut   CompuDyne Corp.   100%
CompuDyne, Inc.**                  Delaware      CompuDyne Corp.   100%
MicroAssembly Systems, Inc.        Connecticut   CompuDyne Corp.   100%
Quanta SecurSystems, Inc.          Maryland      CompuDyne Corp.   100%



Note:

* All subsidiaries of the Registrant as of December 31, 1997, are included in the consolidated financial statements of the Registrant.

** CompuDyne, Inc. filed for petition in bankruptcy on December 31, 1991.